SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 04/30/2006
FILE NUMBER 811-6463
SERIES NO.: 3

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A              $ 2,378
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B              $   367
              Class C              $    57

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from met investment income
              Class A               0.0730
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B               0.0480
              Class C               0.0480

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A               33,767
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                6,816
              Class C                1,244

74V.     1.   Net asset value per share (to nearest cent)
              Class A               $25.06
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B               $23.19
              Class C               $23.20